FORM NO. 3a **Registration No. 22353**

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981*** **Knightsbridge Shipping Limited** by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **Golden Ocean Group Limited** on the **31st** day of **March 2015.**

Given under my hand and the Seal of
the REGISTRAR OF COMPANIES this
31st day of **March 2015**

Jeremie M Hayward
for Acting Registrar of Companies